Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Cash Investment Trust (the "Fund") was held on October 24, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.

                                                  Number of Votes:
                                                  ----------------

                  For                      Against                    Abstain               Broker Non-Votes*
                  ---                      -------                    -------               -----------------
              656,606,151                 36,090,362                 26,765,833                  152,323


2.    To elect Trustees.



                                                                    Number of Votes:
                                                                    ----------------

                            Trustee                          For                      Withheld
                            -------                          ---                      --------

               Henry P. Becton, Jr.                      688,913,961                 30,548,385

               Dawn-Marie Driscoll                       689,036,057                 30,426,289

               Peter B. Freeman                          688,665,721                 30,796,625

               George M. Lovejoy, Jr.                    688,683,088                 30,779,258

               Dr. Wesley W. Marple, Jr.                 689,006,720                 30,455,626

               Daniel Pierce                             689,064,839                 30,397,507

               Kathryn L. Quirk                          689,082,529                 30,379,817

               Jean C. Tempel                            688,648,408                 30,813,938


3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise. (Approved on December 2, 1997.)


                                                    Number of Votes:
                                                    ----------------

                  For                      Against                    Abstain               Broker Non-Votes*
                  ---                      -------                    -------               -----------------
              706,987,303                 73,415,430                 60,457,924                     0


                       17 - Scudder Cash Investment Trust

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                                    Number of Votes:
                                                    ----------------

                  For                      Against                    Abstain               Broker Non-Votes*
                  ---                      -------                    -------               -----------------

              715,302,970                 64,561,454                 60,996,233                     0

5. To approve the revision of certain fundamental investment policies.


                                                                                 Number of Votes:
                                                                                 ----------------
                                                                                                                 Broker
                    Fundamental Policies                      For            Against           Abstain         Non-Votes*
                    --------------------                      ---            -------           -------         ----------
             5.1   Diversification                        615,369,412       53,729,359       50,211,252         152,323

             5.2   Borrowing                              611,846,714       57,234,366       50,228,943         152,323

             5.3   Senior securities                      614,625,312       54,461,100       50,223,611         152,323

             5.4   Concentration                          614,512,311       54,568,769       50,228,943         152,323

             5.5   Underwriting of securities             615,275,845       44,600,360       59,433,818         152,323

             5.6   Investment in real estate              612,752,061       46,795,117       59,762,845         152,323

             5.7   Purchase of physical
                   commodities                            612,696,772       46,919,812       59,693,439         152,323

             5.8   Lending                                612,952,992       46,533,685       59,823,346         152,323

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

               For                      Against                    Abstain
               ---                      -------                    -------

           668,366,046                 17,605,401                 33,490,899

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                       18 - Scudder Cash Investment Trust